FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                                            DATED APRIL 17, 2013
                                           REGISTRATION STATEMENT NO. 333-183223


** PRICED ** $1.25bln Honda Auto Receivables Owner Trust (HAROT) 2013-2

JOINT BOOKRUNNERS:  Credit Suisse (str), Deutsche Bank Public/SEC Registered
CO-MANAGERS      :  BNP, GS, JPM, MS, SG

CLS  $AMT-mm  WAL   M/F      WIN   BNCH  SPRD   YLD%   CPN     $ PX
=============================================================================
A-1  354.000  0.34  P-1/F1+  1-8               0.240   ---     100.00000
A-2  391.000  1.10  Aaa/AAA  8-19  EDSF  +  6  0.378   .37     99.99155
A-3  366.000  2.15  Aaa/AAA  19-35 IntS  + 15  0.535   .53     99.99060
A-4  139.000  3.10  Aaa/AAA  35-38 IntS  + 18  0.670   .66     99.97220
=============================================================================
* Expected Settle:    04/24/13            * ERISA Eligible: Yes
* Expected Ratings:  Moody's & Fitch      * Pricing Speed: 1.3% ABS to 10% Call
* First Payment Date: 05/16/2013          * Bill & Deliver: Credit Suisse
* Min Denominations:  $1k by $1k

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THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE
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SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS
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AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE
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